                                                                   EXHIBIT 99.02


PRO FORMA FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined consolidated financial statements give effect to the merger between Fair, Isaac and HNC using the purchase method of accounting for business combinations.

The information is only a summary and you should read it together with our historical financial statements and related notes contained in the annual reports and other information that we have filed with the SEC and incorporated by reference.

The pro forma data is based on an exchange ratio for the merger of 0.519 of a share of Fair, Isaac common stock for each share of HNC common stock. The Fair, Isaac historical and pro forma share and per share data reflect Fair, Isaac's 3-for-2 stock split on June 5, 2002.

The unaudited pro forma condensed combined consolidated balance sheet of Fair, Isaac gives effect to the merger as if it occurred on June 30, 2002 and combines the unaudited historical consolidated balance sheets of Fair, Isaac and HNC as of June 30, 2002.

The unaudited pro forma condensed combined consolidated statements of operations of Fair, Isaac gives effect to the proposed merger as if the merger had been consummated on October 1, 2000. The unaudited pro forma condensed combined consolidated statement of operations of Fair, Isaac for the nine month period ended June 30, 2002 combines the unaudited consolidated statements of operations of Fair, Isaac and HNC for the nine month period ended June 30, 2002. The unaudited pro forma condensed combined consolidated statement of operations of Fair, Isaac for the fiscal year ended September 30, 2001 combines the audited historical consolidated statement of operations of Fair, Isaac for the fiscal year ended September 30, 2001 with the unaudited pro forma condensed consolidated statement of operations of HNC for the year ended December 31, 2001.

On August 15, 2001, HNC acquired the assets of the Blaze business unit from Brokat Technologies, Inc., which was a significant transaction to HNC. The HNC unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2001 reflects the historical results of operations of HNC for the year ended December 31, 2001, which included operations of Blaze from the acquisition date through December 31, 2001, adjusted to give effect to the Blaze acquisition as if it had occurred on January 1, 2001.

The accompanying unaudited pro forma condensed combined consolidated financial statements are presented in accordance with Article 11 of Regulation S-X. The pro forma information is not necessarily indicative of the operating results or financial position that would have occurred if the proposed merger had been consummated on October 1, 2000 or June 30, 2002, respectively, nor is it necessarily indicative of future operating results or financial position. The pro forma financial statements should be read in conjunction with the accompanying notes and with Fair, Isaac's and HNC's historical consolidated financial statements and related notes.

       UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

                                AT JUNE 30, 2002

                             (THOUSANDS OF DOLLARS)


                                                           HISTORICAL
                                                  -----------------------------      PRO FORMA      PRO FORMA
                                                  FAIR, ISAAC          HNC          ADJUSTMENTS     COMBINED
                                                  -----------     -------------     -----------     ---------
ASSETS

Current assets:

  Cash and cash equivalents                        $  42,013        $ 128,384        $      --      $  170,397
  Short-term investments                              16,822          122,301               --         139,123
  Accounts receivable, net                            55,522           36,635               --          92,157
  Unbilled work in progress                           28,943            4,784               --          33,727
  Prepaid expenses and other current assets           13,408            9,933               --          23,341
  Deferred income taxes                                6,512           19,782          (15,554)A        10,740
                                                   ---------        ---------        ---------      ----------
      Total current assets                           163,220          321,819          (15,554)        469,485
Investments                                           60,305           71,028               --         131,333
Property and equipment, net                           48,491           20,102           (1,572)A        67,021
Goodwill, net                                          7,551           88,000          (88,000)C       428,799
                                                                                       421,248 A
Intangibles, net                                       1,190           32,321          (32,321)C        91,490
                                                                                        42,000 A
                                                                                        39,700 A
                                                                                         8,600 A
Deferred income taxes                                  5,504           41,467            1,201 A        48,172
Other assets                                           3,493            6,264           (4,871)A         4,886
                                                   ---------        ---------        ---------      ----------
                                                   $ 289,754        $ 581,001        $ 370,431      $1,241,186
                                                   =========        =========        =========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

  Accounts payable and accrued liabilities         $  32,493        $  30,017        $   8,544 A    $   87,287
                                                                                        16,233 A
  Billings in excess of earned revenues               10,247            9,030           (2,729)A        16,548
                                                   ---------        ---------        ---------      ----------
      Total current liabilities                       42,740           39,047           22,048         103,835

Long-term liabilities:

  Other liabilities                                    4,859            1,650            2,265 A         8,774
  Convertible subordinated notes                          --          150,000          (10,302)A       139,698
                                                   ---------        ---------        ---------      ----------
      Total long-term liabilities                      4,859          151,650           (8,037)        148,472
                                                   ---------        ---------        ---------      ----------
      Total liabilities                               47,599          190,697           14,011         252,307
                                                   ---------        ---------        ---------      ----------
Stockholders' equity:

  Common stock                                           351               36              (36)B           539
                                                                                           188 A
  Paid in capital in excess of par value             130,694          536,519         (536,519)B       919,257
                                                                                        68,706 A
                                                                                       719,857 A
  Retained earnings (accumulated deficit)            241,251         (146,143)         146,143 B       201,051
                                                                                       (40,200)A
  Less treasury stock, at cost                      (129,694)              --               --        (129,694)
  Deferred compensation                                   --             (140)             140 B        (1,827)
                                                                                        (1,827)A
  Accumulated other comprehensive income (loss)         (447)              32              (32)B          (447)
                                                   ---------        ---------        ---------      ----------
      Total stockholders' equity                     242,155          390,304          356,420         988,879
                                                   ---------        ---------        ---------      ----------
                                                   $ 289,754        $ 581,001        $ 370,431      $1,241,186
                                                   =========        =========        =========      ==========

            See accompanying notes to unaudited pro forma condensed
                  combined consolidated financial statements.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                      CONSOLIDATED STATEMENT OF OPERATIONS

                    FOR THE NINE MONTHS ENDED JUNE 30, 2002

                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)




                                                          HISTORICAL
                                                  --------------------------          PRO FORMA     PRO FORMA
                                                  FAIR, ISAAC           HNC           ADJUSTMENTS    COMBINED
                                                  -----------        --------        -----------    ----------
Revenues                                           $263,125          $167,011                --       $430,136

Costs and expenses:
  Cost of revenues                                  118,436            67,727                --        186,163
  Research and development                           21,672            38,595                --         60,267
  Sales, general and administrative                  57,004            53,636                --        110,640
  Amortization of intangibles and
    transaction-related costs                         1,743            25,367           (23,752) C      12,933
                                                                                          9,575  A

  Amortization of deferred compensation                  --                --               864  A         864
  Restructuring and impairment charges                   --               897                --            897
                                                   --------          --------         ---------       --------
      Total costs and expenses                      198,855           186,222           (13,313)       371,764
                                                   --------          --------         ---------       --------
  Income (loss) from operations                      64,270           (19,211)           13,313         58,372
    Other income (expense), net                       4,439              (298)             (301) A       3,840
                                                   --------          --------         ---------       --------
  Income (loss) before income taxes                  68,709           (19,509)           13,012         62,212
    Provision (benefit) for income taxes             26,625            (6,010)            4,892  D      25,507
                                                   --------          --------         ---------       --------
  Net income (loss)                                $ 42,084          $(13,499)        $   8,120       $ 36,705
                                                   ========          ========         =========       ========
  Earnings (loss) per share:
    Diluted                                        $   1.17          $  (0.38)                   E    $   0.64
    Basic                                          $   1.23          $  (0.38)                   E    $   0.70
  Shares used in computing earnings (loss)
    per share:
    Diluted                                          35,832            35,585                    E      57,524
    Basic                                            34,113            35,585                    E      52,582


            See accompanying notes to unaudited pro forma condensed
                  combined consolidated financial statements.

     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS OF
                               HNC SOFTWARE INC.

                      FOR THE YEAR ENDED DECEMBER 31, 2001

                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

                                          HISTORICAL                                PRO FORMA
                                   -----------------------         PRO FORMA       CONSOLIDATED
                                      HNC          BLAZE(1)       ADJUSTMENTS           HNC
                                   --------       ---------       -----------      ------------
Revenues                           $226,670       $  17,357        $      --         $244,027

Costs and expenses:
  Costs of revenues                  87,192           8,602               --           95,794
  Research and development           45,667           7,739               --           53,406
  Sales, general and
    administrative                   74,649          24,596               --           99,245
  Transaction-related
    amortization and costs           56,556         552,227         (552,227)(F)       58,693
                                                                       2,137 (G)
  In-process research
    and development                     487              --               --              487
  Restructuring and
    impairment charges                4,642           1,393               --            6,035
                                   --------       ---------        ---------         --------
    Total operating expenses        269,193         594,557         (550,090)         313,660

Income (loss) from operations       (42,523)       (577,200)         550,090          (69,633)

Other income (expense), net            (201)            (35)              --             (236)
                                   --------       ---------        ---------         --------
Income (loss) before income
  tax provision (benefit)           (42,724)       (577,235)         550,090          (69,869)

Income tax provision (benefit)       (6,272)             --             (876)(H)       (7,148)
                                   --------       ---------        ---------         --------
Net income (loss)                  $(36,452)      $(577,235)       $ 550,966         $(62,721)
                                   ========       =========        =========         ========

Earnings (loss) per share:
  Basic and diluted net loss
    per common share               $  (1.06)                                         $ (1.82)
Shares used in computing
  basic and diluted net
  loss per common share              34,509                                            34,509

------------
(1) Blaze was acquired by HNC on August 15, 2001. These results represent revenue and expenses recognized by the predecessor owner of Blaze from January 1, 2001 through August 14, 2001 and are not reflective of actual results subsequent to HNC's acquisition of Blaze. The unaudited pro forma condensed combined consolidated statement of operations for the nine months ended June 30, 2002 includes actual results for Blaze subsequent to the acquisition. These amounts reflect the effects of integrating Blaze, including associated cost-cutting measures.

              UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
         STATEMENT OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 2001
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           HISTORICAL
                                    -------------------------    PRO FORMA                 HISTORICAL    PRO FORMA      PRO FORMA
                                    FAIR, ISAAC(1)    HNC(2)    ADJUSTMENTS     SUBTOTAL    BLAZE(3)    ADJUSTMENTS     COMBINED
                                    --------------   --------   -----------     --------   ----------   -----------     ---------
Revenues                               $329,148      $226,670    $     --       $555,818   $  17,357     $      --      $573,175
Costs and expenses:
  Cost of revenues                      148,559        87,192          --        235,751       8,602            --       244,353
  Research and development               28,321        45,667          --         73,988       7,739            --        81,727
  Sales, general and
    administrative                       78,061        74,649          --        152,710      24,596            --       177,306
  Amortization of intangibles and
    transaction-related costs             2,100        56,556     (56,444)(C)     14,979     552,227      (552,227)(F)    14,979
                                                                   12,767 (A)                     --            --
  Amortization of deferred
    compensation                             --            --       1,152 (A)      1,152          --            --         1,152
  In-process research and
    development                              --           487          --            487          --            --           487
  Restructuring and impairment
    charges                                  --         4,642          --          4,642       1,393            --         6,035
                                       --------      --------    --------       --------   ---------     ---------      --------
    Total costs and expenses            257,041       269,193     (42,525)       483,709     594,557      (552,227)      526,039
                                       --------      --------    --------       --------   ---------     ---------      --------
Income (loss) from operations            72,107       (42,523)     42,525         72,109    (577,200)      552,227        47,136
  Other income (expense), net             4,746          (201)       (244)(A)      4,301         (35)           --         4,266
                                       --------      --------    --------       --------   ---------     ---------      --------
Income (loss) before income taxes        76,853       (42,724)     42,281         76,410    (577,235)      552,227        51,402
  Provision (benefit) for income
    taxes                                30,741        (6,272)      6,859 (D)     31,328          --       (10,253)(D)    21,075
                                       --------      --------    --------       --------   ---------     ---------      --------
Net income (Loss)                      $ 46,112      $(36,452)   $ 35,422       $ 45,082   $(577,235)    $ 562,480      $ 30,327
                                       ========      ========    ========       ========   =========     =========      ========
Earnings (loss) per share:
  Diluted                              $   1.33      $  (1.06)                  $   0.84                           (E)  $   0.56
  Basic                                $   1.40      $  (1.06)                  $   0.89                           (E)  $   0.60
Shares used in computing earnings
  (loss) per share:
  Diluted                                34,589        34,509                     53,917                           (E)    53,917
  Basic                                  32,979        34,509                     50,889                           (E)    50,889

---------------

(1) For the year ended September 30, 2001.

(2) For the year ended December 31, 2001.

(3) Blaze was acquired by HNC on August 15, 2001. These results represent revenue and expenses recognized by the predecessor owner of Blaze from January 1, 2001 through August 14, 2001 and are not reflective of actual results subsequent to HNC's acquisition of Blaze. The unaudited pro forma condensed combined consolidated statement of operations for the nine months ended June 30, 2002 includes actual results for Blaze subsequent to the acquisition. These amounts reflect the effects of integrating Blaze, including associated cost-cutting measures.

               See accompanying notes to unaudited pro forma condensed
                     combined consolidated financial statements.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED CONSOLIDATED FINANCIAL STATEMENTS

PRO FORMA ADJUSTMENTS

The measurement date to determine the value of the merger was August 5, 2002.

(A) Purchase Price Adjustments

The purchase price adjustments reflect the issuance of 18,780,482 shares of Fair, Isaac common stock to HNC stockholders using an exchange ratio of 0.519, based on the outstanding shares of HNC on August 5, 2002. The fair value of the Fair, Isaac shares assumed to be issued is based on a per share value of $38.3401, which is equal to the weighted average closing sale price per share, by volume, of Fair, Isaac's common stock as reported on the New York Stock Exchange for the five-day trading period beginning two days before and ending two days after August 5, 2002.

For purposes of the pro forma financial information, the following table presents the assumptions used.

Total consideration (in thousands):
     Fair value of Fair, Isaac common stock assumed to be issued      $720,045
     Acquisition related costs                                           8,544
     Fair value of options to purchase Fair, Isaac
     common stock to be issued, less $1.8 million representing
     the portion of the intrinsic value of HNC's unvested
     options applicable to the remaining vesting period                 66,879
                                                                      --------
                                                                      $795,468
                                                                      ========

The estimated acquisition-related costs consist primarily of banking, legal and accounting fees, printing and mailing costs, and other directly related charges.

The planning process for the integration of HNC's operations may result in additional accruals for severance costs and/or facilities closures in accordance with Emerging Issues Task Force (EITF) Issue No. 95-3. Such accruals would increase the allocation of the purchase consideration to goodwill.

The following represents the preliminary allocation of the purchase price to the acquired assets and assumed liabilities of HNC. This allocation is preliminary and based on HNC's assets and liabilities as of June 30, 2002.

Purchase price allocation (in thousands):
        Net tangible assets                                $243,720
        Goodwill                                            421,248
        Other intangible assets:
                Existing Technology                          42,000
                Customer Relationship                        39,700
                Trade Name                                    8,600
                In-process research and development          40,200
                                                           --------
                                                           $795,468
                                                           ========

Net tangible assets consist of $270.0 million recorded on the HNC historical financial statements as of June 30, 2002, adjusted principally to reflect a decrease in deferred tax assets of $14.4 million, a decrease of net property and equipment of $1.6 million, a decrease in the convertible subordinated note liability of $10.3 million and the removal of associated deferred debt issuance costs of $4.9 million, and a reduction in deferred revenue of $2.7 million, along with an aggregate $18.5 million increase in other liabilities recorded as of the acquisition date, related primarily to HNC severance and change in control liabilities, accrued lease exit costs and accrued banking fees that became payable upon the merger consummation.

Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets. The unaudited pro forma condensed combined consolidated statement of operations does not reflect the amortization of goodwill acquired in the proposed merger consistent with the guidance in the Financial Accounting Standards Board (FASB) Statement No. 142, Goodwill and Other Intangible Assets.

Amortization of other intangible assets has been provided over the following estimated useful lives: existing technology--5 years; customer relationship--15 years; trade name--5 years. This will result in annual amortization of approximately $8.4 million for existing technology, $2.6 million for customer relationship and $1.7 million for trade name.

The purchase price allocation includes a reduction in HNC's reported deferred revenue at August 5, 2002. HNC's deferred revenue relates primarily to the remaining portion of periodic licenses, maintenance and services sold to customers for which payment has been received. Under the purchase method of accounting, HNC's deferred revenue was reduced by approximately $2.7 million to the estimated fair value of the related obligations as of August 5, 2002. This adjustment will have the effect of reducing the amount of revenue the combined company will recognize in periods subsequent to the merger compared to the amount of revenue HNC would have recognized in the same periods absent the merger.

The purchase price allocation also includes a reduction in HNC's reported convertible subordinated note balance at August 5, 2002, to reflect such balance at its estimated fair value. The purchase price allocation also eliminates associated deferred debt issuance costs. These adjustments will have the effect of increasing the amount of interest expense the combined company will recognize in periods subsequent to the merger compared to the amount of interest expense HNC would have recognized in the same periods absent the merger.


The $1.8 million of deferred stock-based compensation represents the unearned portion, as of August 5, 2002, of the intrinsic value of HNC's unvested common stock options assumed in the merger. The deferred compensation will be amortized on a straight-line basis over the remaining vesting period of less than one to four years.

(B) The pro forma adjustment represents the elimination of HNC's stockholders' equity accounts.

(C) The pro forma adjustment represents the elimination of HNC's capitalized goodwill and other intangible assets aggregating $120.3 million at June 30, 2002 and related amortization expense of $56.4 million and $23.8 million for the fiscal year ended September 30, 2001 and the nine month period ended June 30, 2002, respectively.

(D) The adjustment reflects the statutory tax rate of 41%.

(E) The following table sets forth the computation of basic and diluted earnings per share:

                                                                            HISTORICAL
                                                                     ----------------------       PRO FORMA
FOR THE NINE MONTHS ENDED JUNE 30, 2002                              FAIR, ISAAC      HNC          COMBINED
---------------------------------------                              -----------    --------      ---------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
Numerator:
     Net income (loss)                                                $ 42,084      $(13,499)      $ 36,705
Denominator:
     Weighted-average common shares outstanding                         34,113        35,585         52,582
     Effect of dilutive employee stock options outstanding               1,656         1,031          2,133
     Restricted securities issued in Nykamp acquisition                     63            --             63
     Effect of dilutive Employee Stock Purchase Plan equivalents            --            82             43
     Effect of conversion of convertible subordinated notes                 --         5,208          2,703
     Diluted common shares                                              35,832        41,906         57,524
Diluted earnings (loss) per share                                     $   1.17      $  (0.38)      $   0.64
Basic earnings (loss) per share                                       $   1.23      $  (0.38)      $   0.70

                                                                     HISTORICAL    PRO FORMA      PRO FORMA
FOR THE YEAR ENDED SEPTEMBER 30, 2001                                FAIR, ISAAC      HNC          COMBINED
-------------------------------------                                -----------   ----------     ----------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
Numerator:
     Net income (loss)                                                $ 46,112      $(62,721)      $ 30,327
Denominator:
     Weighted-average common shares outstanding                         32,979        34,509         50,889
     Effect of dilutive employee stock options outstanding               1,610         1,799          2,044
     Effect of dilutive Employee Stock Purchase Plan equivalents            --            61             32
     Effect of conversion of convertible subordinated notes                 --         1,835            952
Diluted common shares                                                   34,589        38,204         53,917
Diluted earnings (loss) per share                                     $   1.33      $  (1.82)      $   0.56
Basic earnings (loss) per share                                       $   1.40      $  (1.82)      $   0.60

(F) Reflects the elimination of Blaze's historical amortization and impairment of goodwill and intangible assets.

(G) Reflects the amortization of identifiable intangible assets resulting from the Blaze acquisition over the estimated useful lives of two to four years, as if the acquisition had occurred on January 1, 2001.

(H) Reflects the estimated tax benefit resulting from the amortization of the intangible assets recorded as part of the Blaze acquisition, as if it had occurred on January 1, 2001.